UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Isramco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

ISRAMCO, INC.
1001 West Loop South, Suite 750
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2018 annual meeting (the “Annual Meeting”) of the shareholders of Isramco, Inc. (the “Company”) will be held at the Company's offices at 1001 West Loop South, Suite 750, Houston Texas 77027, on June 22, 2018 at 9:00 A.M., local time, for the following purposes:

(i)
to elect six directors of the Company to hold office until the next annual meeting of the shareholders and until their respective successors shall have been duly elected and qualified;

(ii)
to ratify the appointment of Malone Bailey, LLP as the Company's independent public accounting firm for the year ending December 31, 2018; and

(iii)
to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on May 1, 2018, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for examination at the offices of the Company for ten (10) days prior to the meeting. Only shareholders of record at the close of business on May 1, 2018 (the “Record Date”) are entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Tsuff
Chairman of the Board
Chief Executive Officer
President

April 30, 2018

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

ISRAMCO, INC.
1001 West Loop South Suite 750
Houston Texas 77027

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2018

INTRODUCTION

This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Isramco, Inc., a Delaware corporation (the “Company”) for use at the 2018 annual meeting (the “Annual Meeting”) of the Company's shareholders (the “Shareholders”) to be held at the Company's offices at 1001 West Loop South, Suite 750, Houston, Texas 77027, on Monday, June 22, 2018, at 9:00 A.M., local time, and any adjournment(s) thereof.

In addition to mailing the proxy materials to each of our shareholders, our Board of Directors has made these proxy materials available to you on the Internet on or about May 5, 2018, at its transfer agent, American Stock Transfer, at www.astproxyportal.com/ast/03348 as described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to Shareholders of record and beneficial holders. Printed versions of these proxy materials have been delivered to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our 2018 Annual Meeting of Shareholders. Our Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. These proxy materials include: our proxy statement for (and notice of) the Annual Meeting; and our Annual Report on Form 10-K for the year ended December 31, 2017, which includes our annual audited financial statements for fiscal 2017.  If you requested printed versions of these proxy materials by mail, these proxy materials also include our 2018 annual meeting proxy card or a voting information card for submitting your vote in writing to us or your broker, as the case may be.

Purposes of the 2018 Annual Meeting

At the Annual Meeting, the Shareholders will be asked:

(i)
to elect six directors of the Company to hold office until the next annual meeting of the shareholders and until their respective successors shall have been duly elected and qualified;

(ii)
to ratify the appointment of Malone Bailey, LLP as the Company's independent public accounting firm for the year ending December 31, 2018; and

(iii)
to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Voting Rights

To have a valid meeting of the Shareholders, a quorum of the Company's Shareholders is necessary. A quorum consists of Shareholders holding a majority of the shares of the common stock of the Company (the “Common Stock”) issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted in accordance with the Board’s recommendations.

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock at the close of business on May 1, 2018, (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there will be a total of approximately 2,717,648 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Shareholders representing a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Abstentions and shares held of record by a broker for which the broker has discretionary authority or instructions to vote the shares are counted as shares that are present at the Annual Meeting for purposes of determining a quorum.

Abstentions occur when Shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the Shareholders are voting. There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposal 1 (Election of Directors), to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote will be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Assuming a quorum is present at the Annual Meeting, the following is a summary of the vote required to approve each proposal, as well as the effect of broker non-votes and abstentions.

☐
Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes of the Company’s Common Stock, present in person or by proxy at the meeting and entitled to vote on the proposal.  Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee.  Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director.  Broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of the election.

☐
Proposal 2 (Ratify Appointment of Outside Auditors): To ratify the appointment of Malone Bailey, LLP as the company’s independent Public accounting firm for the year ending December 31, 2018. To be ratified, Malone Bailey, LLP must receive the affirmative vote of a majority of the votes of the Company’s Common Stock, present in person or by proxy at the meeting and entitled to vote on the proposal. Broker non-votes will not be taken into account in determining the outcome of the election.

How Can I Vote Without Attending the Annual Meeting?

There are three methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting:

●
Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, June 21, 2018. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

●
Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on Thursday, June 21, 2018. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

●
Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Company’s Common Stock by (a) each of the Company's directors, (b) the Company’s Co-Chief Executive Officer and President, Co-Chief Executive Officer and Chief Financial Officer, Chief Accounting Officer, General Counsel & Corporate Secretary, and former Legal Counsel and Corporate Secretary (the “Named Executive Officers”), (c) all current directors, executive officers of the Company as a group; and (d) each person who beneficially owns more than five percent of the Company’s Common Stock.

	Amount and Nature of
Name and Address of Beneficial Owner (1)	Beneficial Ownership (2)		Percent of Class (2)
Haim Tsuff, Chairman, Co-Chief Executive Officer and President	1,984,196	(3) (4) (5)	73.01%

United Kingsway Ltd.	1,922,517	(4)(5)	70.74%

YHK Investment L.P.	1,922,517	(4)(5)	70.74%

Equital Ltd.	1,922,517	(4)(5)	70.74%

J.O.E.L. Jerusalem Oil Exploration Ltd.	1,922,517	(4)(5)	70.74%

Naphtha Israel Petroleum Corporation, Ltd.	1,922,517	(4)(5)	70.74%

Naphtha Holding Ltd.	1,592,841	(4)	58.61%

I.O.C.- Israel Oil Company, Ltd	329,676	(5)	12.13%

Naphtha Exploration LP (6)	--		--

Joseph From, Director	--		--

Max Pridgeon, Director	--		--

Frans Sluiter, Director	--		--

Asaf Yarkoni, Director	--		--

Nir Hasson, Director (8)	--		--

Edy Francis, Chief Financial Officer	--		--

Zeev Koltovskoy, Co-Chief Executive Officer and Chief Accounting Officer	--		--

Anthony James, General Counsel & Secretary	--		--

All directors and executive officers as a group	1,984,196	(1-7)	73.30%

(1) Unless otherwise specified, the address of such person is c/o Isramco, Inc., 1001 West Loop South, Suite 750, Houston, Texas 77027.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant.  Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Haim Tsuff, the Company’s Chairman of the Board, Co-Chief Executive Officer and President, holds directly 61,679 shares of the Company.  Also, as described in Note 4 and 5 below, he may be deemed to control an additional 1,922,517 shares of Common Stock.

(4) Naphtha Israel Petroleum Corporation Ltd. (“Naphtha Petroleum”), an Israeli public company whose shares are listed on the Tel Aviv Exchange, holds all of the outstanding voting shares of Naphtha Holding Ltd. (“Naphtha Holding”), a private Israeli company.  Haim Tsuff, the Company’s Chairman of the Board, Co-Chief Executive Officer and President, may be deemed to beneficially own any shares held by Naphtha Holding within the meaning of Rule 13d-3 of the Exchange Act, by virtue of the control that he exercises over Naphtha Petroleum.  The nature of Mr. Tsuff’s control over Naphtha Petroleum is described in the succeeding paragraphs. The address of Naphtha Petroleum and Naphtha Holding is 8 Granit Street, P. O. Box 10188, Petach Tikva, 49002 Israel.

Mr. Tsuff holds all of the outstanding voting shares of United Kingsway Limited (“United Kingsway”), a Bahamian private company.  He also serves as the sole director of United Kingsway.  United Kingsway holds 74% of the outstanding membership interests in each of YHK Investment L.P. (“YHK LP”), an Israeli limited partnership and YHK General Manager Ltd. (“YHK Manager”), a private Israeli company that serves as the general partner of YHP LP.   YHK LP holds 65.8% of the outstanding voting securities of Equital Ltd. (“Equital”), an Israeli public company listed on the Tel Aviv Exchange. The address of United Kingsway is Spaarneweg 14, Cruquius 2142 EN, The Netherlands. The address of YHK LP and YHK Manager is 8 Granit Street, P. O. Box 10188, Petach Tikva, 49002 Israel. The address of Equital is 8 Granit Street, P. O. Box 10188, Petach Tikva, 49002 Israel.

Equital holds 37% of the outstanding voting securities of Jerusalem Oil Exploration Ltd. (“J.O.E.L.”), an Israeli public company.

J.O.E.L. holds 65% of the outstanding voting securities Naphtha Petroleum which, as noted above, holds all of the outstanding voting securities of Naphtha Holding and also controls Israel Oil Company Ltd., an Israeli private company (“I.O.C.”). The address of J.O.E.L. is 8 Granit Street, P. O. Box 10188, Petach Tikva, 49002 Israel.

The 1,592,841 shares of Common Stock noted in the table above are held in the name of Naphtha Holding and 329,676 shares are held in the name of I.O.C.  None of United Kingsway, YHP LP, YHK Manager, Equital or J.O.E.L. holds, directly, any shares of the Company’s Common Stock. However, due to the controlling ownership structure described above, each of these entities may be deemed to beneficially own such shares.

(5)  Haim Tsuff, the Company’s Chairman of the Board, Co-Chief Executive Officer and President, may be deemed to control the 329,676 shares of the Company’s Common Stock held directly by I.O.C.- Israel Oil Company Ltd., an Israeli private company (“I.O.C.”) through control of J.O.E.L. and Naphtha Petroleum, which in turn control I.O.C. The address of I.O.C. is 8 Granit Street, P. O. Box 10188, Petach Tikva, 49002 Israel.  Mr. Tsuff’s control of J.O.E.L. and Naphtha Petroleum is more particularly described in footnote (4) above.

(6)  Haim Tsuff, the Company’s Chairman of the Board, Co-Chief Executive Officer and President, may be deemed to control Naphtha Exploration LP., an Israeli limited partnership listed on the Tel Aviv Exchange, through control of its general partner, Naphtha Partnerships Management Ltd. In December 2016, Naphtha Exploration LP sold 7,804 shares of the Company’s Common Stock that it held directly, and after such sale transaction Naphtha Exploration does not hold any shares of the Company’s Common Stock directly. The address of Naphtha Exploration LP is 8 Granit Street, P. O. Box 10188, Petach Tikva, 49002 Israel. Naphtha Exploration LP merged with and into Isramco Negev 2, limited partnership, a company affiliated by common ownership, on June 4, 2017.

(7)  Mr. Hasson was appointed to the Board of Directors in 2014.

Performance Graph

The following graph compares the cumulative return on a $100 investment in our common stock from December 31, 2012, through December 31, 2017, to that of the cumulative return on a $100 investment in the Standard & Poor’s 500 (“S&P 500”) index and the Dow Jones U.S. Select Exploration & Production index for the same period. In calculating the cumulative return, reinvestment of dividends, if any, is assumed. This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. This graph is included in accordance with the SEC’s disclosure rules. This historic stock performance is not indicative of future stock performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Among Isramco, Inc., the S&P 500 Index and the Dow Jones U.S. Select Exploration &
Production Index

	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017
S&P 500	$100.00	$129.60	$144.36	$143.31	$156.98	$187.47
ISRL	$100.00	$122.18	$132.71	$85.88	$119.53	$100.63
Dow Jones U.S. Exploration & Production	$100.00	$129.57	$112.43	$83.35	$103.23	$102.42

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide you with a detailed description of the Company’s executive compensation philosophy and objectives, the compensation decisions that the Company’s Compensation Committee has made pursuant to those objectives and the factors considered in making those decisions. The Company’s compensation program for senior executives is governed by the Compensation Committee, which determines the compensation of all of the Company’s executive officers.  We note that the Compensation Committee does not tie compensation to any performance metric targets of the Company and, accordingly, sets compensation through a discretionary approach based on factors that are discussed herein below. This discussion and analysis focuses on the Company’s named executive officers – the Company’s (i) Chairman, Co-Chief Executive Officer and President, (ii) Co-Chief Executive Officer (formerly Senior Vice President) and Chief Financial Officer, (iii) Chief Accounting Officer, and (iv) General Counsel and Secretary.

Compensation Philosophy and Objectives

The primary objectives of our market based compensation program for Haim Tsuff, Chairman of the Board, Co-Chief Executive Officer and President; Edy Francis, Co-Chief Executive Officer and Chief Financial Officer; Zeev Koltovskoy, Chief Accounting Officer; and Anthony James, General Counsel and Secretary (collectively the  “Named Executive Officers”) were and are to attract and retain qualified and experienced executive talent, provide appropriate incentives for the Named Executive Officers to apply their efforts in such a way that supports our financial performance objectives and business strategy, and to align their incentives with enhancement of shareholder value. In particular, our compensation program for Named Executive Officers is designed to reward superior job performance and individual initiative to help increase the Company's oil and gas reserves, production rates, earnings per share and to manage operating costs.  Approximately 97% of the shares of Common Stock present at the Company’s 2017 annual meeting of Shareholders voted in favor of the Company’s executive compensation. The Company believes that its compensation philosophy and objectives align with the latest shareholder advisory vote on compensation by incorporating the sentiment of the shareholder advisory vote into decision making regarding the objectives and goals of the Company’s compensation program. This consideration of the shareholder sentiment was utilized in determining discretionary cash bonuses and setting salaries for Named Executive Officers.

The Compensation Committee is developing metrics by which executive cash incentives and stock-related incentives will be awarded through the Company's incentive plans. In that effort, the Compensation Committee seeks to compensate the Company's Named Executive Officers so that their aggregate cash and equity compensation is adequate to attract and retain qualified and experienced executive talent, provide appropriate incentives for the Named Executive Officers to apply their efforts in such a way that supports our financial performance objectives and business strategy, and to align their incentives with enhancement of shareholder value. To date, the Company has not issued any stock-related incentives to its Named Executive Officers, and instead relies solely upon cash compensation with respect to its Named Executive Officers.

Role of the Compensation Committee, its Consultants and Management

The Company’s Board has entrusted the Compensation Committee to carry out the Board's overall responsibility relating to the compensation of our Named Executive Officers. Our Co-Chief Executive Officer and President also play an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed of business objectives and the performance of the Named Executive Officers other than the Co-Chief Executive Officer and President. All final approvals regarding the Named Executive Officers' compensation remain with the Compensation Committee. Finally, the Company or the Compensation Committee may retain an independent consulting firm and/or legal counsel experienced in executive and overall compensation practices and policies to assist the Compensation Committee in calibrating the form and amount of executive compensation.  No such consulting firms or legal counsel were engaged by the Company or the Compensation Committee in 2017.

The Compensation Committee, together with the assistance and recommendation of our Co-Chief Executive Officer and President, and other advisors deemed appropriate by the Compensation Committee, typically reviews and discusses each particular executive compensation component presented and approves the compensation of the other Named Executive Officers. In the case of our Co-Chief Executive Officer and President, the Compensation Committee, together with the full Board and the Lead Independent Director (Max Pridgeon), reviews and discusses each compensation component (together with compensation consultants and any counsel, other advisors or members of management deemed appropriate by the Compensation Committee). Following this review, the Compensation Committee sets the salary and other compensation of our Co-Chief Executive Officer and President.

Market Analysis

When making compensation decisions, the Compensation Committee considers comparative compensation information of select peer and industry companies as a reference in its review and approval of compensation for the Named Executive Officers. This review is done with respect to both the structure of our executive compensation program as well as the targeted amount of compensation. The Company has selected the following companies as peers for such review:

VANGUARD NATURAL RESOURCESSTONE ENERGY CORP
MEMORIAL PRODUCTION PARTNERS LP
EXCO RESOURCES INC.
CALLON PETROLEUM COMPANY
APPROACH RESOURCES
CONTANGO OIL & GAS COMPANY
PETROQUEST ENERGY INC.
GASTAR EXPLORATION LIMITED (USA)
MID-CON ENERGY PARTNERS LP
TRANSGLOBE ENERGY CORP.PRIMEENERGY CORPORATION
SANCHEZ PRODUCTION PARTNERS LLC
ABRAXAS PETROLEUM CORP

Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use of any or all of the compensation information of the comparative companies. When exercising its discretion, the Compensation Committee may consider factors such as the nature of officer's duties and responsibilities as compared to the corresponding position in the peer companies, the experience and value the officer brings to the role, the officer's performance results, demonstrated success in meeting key financial and other business objectives and the amount of the officer's pay relative to the pay of his or her peers within our company.

Elements of Executive Compensation

Setting Executive Compensation in 2017

Base Salary. The base salary of each Named Executive Officer is reviewed annually by the Compensation Committee. The Company’s Chairman, Co-Chief Executive Officer and President recommends salary increases for the other Named Executive Officers (but does not provide any recommendation with respect to his own compensation), which are reviewed and approved by the Compensation Committee.

For 2017, the primary factor in determining the amount of increase in base salary was the Compensation Committee's subjective assessment of individual performance of each of our Named Executive Officers. The Compensation Committee also reviewed the comparative compensation data discussed above to assess the reasonableness of the base salary amounts in light of the officer's duties and responsibilities as compared to similarly situated officers in the peer group. The following table reflects annualized base salary amounts for the Named Executive Officers for 2017, 2016 and 2015:

Name	2017 Base Salary	2016 Base Salary	2015 Base Salary
Haim Tsuff	$360,000	$360,000	$360,000
Edy Francis	110,000	110,000	110,000
Zeev Koltovskoy	80,000	80,000	80,000
Anthony James	175,000	175,000	175,000

Annual Cash Incentive Compensation.

In connection with its review of the performance of each of the Named Executive Officers, the Compensation Committee specifically considered each executive's leadership in the performance of his duties and within the Company as a whole.  While no specific performance goals or metrics were set out for any Named Executive Officer with regard to annual cash incentive compensation, the Compensation Committee also considered the difficulty of each Named Executive Officer’s duties in light of the challenging and competitive nature the Company’s operations and the overall economy. The following is a discussion of the material factors the Compensation Committee considered in assessing each Named Executive Officer's contribution and achievement in the performance of his or her individual duties:

●
Haim Tsuff: In assessing Mr. Tsuff’s performance, the Compensation Committee, together with the Lead Independent Director, considered the leadership and strategic vision that Mr. Tsuff provides for the continued growth of the Company as Co-Chief Executive Officer and President. As a result of his significant ownership position in the Company, the Company believes that Mr. Tsuff’s objectives are closely aligned with those of our shareholders.

●
Edy Francis: In assessing Mr. Francis’ performance, the Compensation Committee, together with the Lead Independent Director, considered his role as Co-Chief Executive Officer and Chief Financial Officer, including his management of financial restructuring and accounting management that impacted the Company's business.

●
Zeev Koltovskoy: In assessing Mr. Koltovskoy’ performance, the Compensation Committee considered his role as Chief Accounting Officer, including his familiarity with Sarbanes-Oxley compliance procedures and accounting management that impacted the Company's business.

●
Anthony James:  In assessing Mr. James’s performance, the Compensation Committee considered his role as in-house counsel, and his roles in Land and Human Resources, including his management of issues that impacted the Company’s business.

The following chart presents information about the awards earned by each of the Named Executive Officers as a result of the Compensation Committee’s review of the performance of each of the Named Executive Officers:

Named Executive Officer	2017 Incentive Payout as a % of Base Salary	$ Amount Earned
Haim Tsuff	0%	0
Edy Francis	150%	165,000
Zeev Koltovskoy	53%	42,500
Anthony James	29%	50,000

For more information on total compensation paid to our Named Executive Officers, see “Executive Compensation and Related Information— 2017 Summary Compensation Table.”

Compensation Policies

Adjustment or Recovery of Awards upon Restatement of Company Performance. The Company does have a formal policy requiring its Named Executive Officers to return cash and equity incentive awards if the relevant metrics upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  The Company also has a provision in its employment contracts with Named Executive Officers allowing the company to force the return of any cash and equity incentive awards if the relevant metrics upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Stock Ownership Guidelines. The Company has no stock ownership guidelines for its Named Executive Officers or for its Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee's review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee.

Frans Sluiter – Chairman

Nir Hasson

Asaf Yarkoni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Frans Sluiter, Nir Hasson and Joseph From served on the Compensation Committee in 2017. No member of the Compensation Committee has served as one of our officers or employees at any time.  No member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

The following table sets forth information for the fiscal years ended December 31, 2015, December 31, 2016, and December 31, 2017, and concerning compensation of the Company’s Named Executive Officers:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Haim Tsuff	2017	$360,000	$-	$-	$-	$-	$-	$-	$360,000
Chairman, Co-Chief Executive Officer,	2016	360,000	-	-	-	-	-	-	360,000
President	2015	360,000	-	-	-	-	-	-	360,000

Edy Francis (2)	2017	110,000	165,000	-	-	-	-	55,231	330,231
Co-Chief Executive Officer, Chief Financial	2016	110,000	125,000	-	-	-	-	55,597	290,597
Officer (formerly Senior Vice President)	2015	110,000	125,000	-	-	-	-	51,229	286,229

Zeev Koltovskoy (3)	2017	80,000	42,500	-	-	-	-	33,808	156,308
Chief Accounting Officer	2016	80,000	40,000	-	-	-	-	33,877	153,877
	2015	80,000	40,000	-	-	-	-	33,680	153,680

Anthony James (4)	2017	175,000	50,000	-	-	-	-	10,538	235,538
General Counsel & Secretary	2016	175,000	47,500	-	-	-	-	9,265	231,675
	2015	175,000	45,000	-	-	-	-	9,269	229,269

(1)
“All Other Compensation” is mainly composed of contributions to the Company’s 401(K) plan and contributions to employee benefit plans, such as medical, dental, vision, short term disability, long term disability, voluntary life, and dependent life. In addition, certain specific allowances (e.g., cellular phones, plane tickets) specifically identified in an Executive’s employment agreement with the Company are also included in this category.

(2)
Mr. Francis was elevated to the position of Co-Chief Executive Officer in November 2017 and continues to serve as the Company’s Chief Financial Officer, a position he has held since 2007. Upon elevation to Co-Chief Executive Officer, Mr. Francis resigned his title of Senior Vice President. In the category of “All Other Compensation,” in 2017, Mr. Francis received $22,495 in medical insurance benefits; $20,400 as housing allowance; $3,736 as car allowance; $5,500 in employer contributions to the Company’s 401(K) plan; $1,200 as cellular phone service allowance; and de minimis Company contributions toward dental, vision and life insurance benefits. In 2016, Mr. Francis received the following: $21,986 in medical insurance benefits; $18,602 as housing allowance; $3,736 as car allowance; $5,500 in employer contributions to the Company’s 401(K) plan; $1,200 as cellular phone service allowance; and de minimis Company contributions toward dental, vision and life insurance benefits. In 2015, Mr. Francis received the following: $18,908 in medical insurance benefits; $20,165 as housing allowance; $3,736 as car allowance; $5,500 in employer contributions to the Company’s 401(K) plan; $1,200 as cellular phone service allowance; and de minimis Company contributions toward dental, vision and life insurance benefits.

(4)
In the category of “All Other Compensation,” Mr. Koltovskoy received the following in 2017: $6,622 in medical insurance benefits; $14,052 as housing allowance; $7,800 as car and fuel allowance; $4,000 in employer contributions to the Company’s 401(K) plan; $1,200 as cellular phone service allowance; and de minimis Company contributions toward dental, vision and life insurance benefits. In 2016, Mr. Koltovskoy received $6,454 in medical insurance benefits; $14,052 as housing allowance; $7,800 as car and fuel allowance; $4,000 in employer contributions to the Company’s 401(K) plan; $1,200 as cellular phone service allowance; and de minimis Company contributions toward dental, vision and life insurance benefits. In 2015, Mr. Koltovskoy received the following: $6,348 in medical insurance benefits. 2015: $6,167 in medical insurance benefits; $14,052 as housing allowance; $7,800 as car and fuel allowance; $4,800 in employer contributions to the Company’s 401(K) plan; $1,200 as cellular phone service allowance; and de minimis Company contributions toward dental, vision and life insurance benefits.

(5)
In the category of “All Other Compensation,” all benefits reflected for Mr. James in 2017 are $1,200 as cellular phone service allowance, employer contributions to the Company’s 401(K) plan, and de minimis Company contributions life and disability insurance benefits. For previous years, “All Other Compensation,” reflects employer contributions to the Company’s 401(K) plan, and de minimis Company contributions life and disability insurance benefits.

EMPLOYMENT/CONSULTING AGREEMENTS

The base salary received by the Company’s Chairman, Co-Chief Executive Officer, and President through May 31, 2020 is governed the Consulting Agreement between the Company and Goodrich Global Ltd. (“Goodrich”), a company owned and controlled by Mr. Haim Tsuff, the Company's Chairman, Co-Chief Executive Officer and President.  The Company and Goodrich entered into a Consulting Agreement dated effective June 1, 2014 (the “Consulting Agreement”), which replaced a previous agreement between the parties. The Consulting Agreement provides payments pay to Goodrich of $360,000 per annum in installments of $30,000 per month, in addition to reimbursing Goodrich for all reasonable business expenses, including automobile expenses, incurred by Mr. Tsuff in connection with services rendered on behalf of the Company, in exchange for management services performed by Mr. Tsuff as the Company’s Chairman, Co-Chief Executive Officer, and President. The Consulting Agreement had an initial term through May 31, 2017, and was automatically extended by its terms for an additional three-year period through 2017. The Consulting Agreement automatically extends by its terms for a successive three-year period after the expiration of each prior three-year period, unless the Company or Goodrich has elected otherwise prior to the expiration of such period.  No such notice was given by either party in 2017, and the Consulting Agreement is extended through May 31, 2020. The Consulting Agreement also contains certain customary confidentiality and non-compete provisions.

On November 3, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with Edy Francis after Mr. Francis was appointed to serve as the Company’s Co-Chief Executive Officer while remaining the Company’s Chief Financial Officer. Mr. Francis resigned his position as Senior Vice President. The Employment Agreement replaces the former employment agreement between the Company and Mr. Francis that expired on May 31, 2017. The Employment Agreement provides for a term of three (3) years and the following compensation and benefits: (i) an annual base salary of no less than $110,000 per year, subject to periodic review and adjustment by the Compensation Committee of the Board; (ii) eligibility for an additional bonus and to participate in any profit sharing, option or other similar plan to the extent and on the same basis as may be awarded other officers of the Company; and (iii) reimbursement of certain reasonable business expenses, together with automobile, cell phone, housing, and travel allowances. The Company may terminate the term of employment of Mr. Francis under the Employment Agreement for any reason, or for Cause, Permanent Disability (each as defined in the Employment Agreement) or death, upon 120 days prior written notice to Mr. Francis (the “Required Notice Period”). Mr. Francis may terminate his term of employment only for Good Reason (as defined in the Employment Agreement) upon 120 days prior written notice to the Company. If the Company terminates the term of employment of Mr. Francis for Cause, Permanent Disability or death, Mr. Francis is entitled to receive his base salary on a pro rata basis and all unreimbursed expenses through the effective time of the termination. If the Company terminates the term of employment of Mr. Francis without Cause, or due to Permanent Disability or death, or Mr. Francis terminates his term of employment for Good Reason, Mr. Francis is entitled to receive a lump severance payment (the “Severance Payment”), in addition to his base salary on a pro rata basis and all unreimbursed expenses through the effective time of the termination. Further, in the event that the Company terminates Mr. Francis prior to the Required Notice Period, Mr. Francis is entitled to receive his base salary on a pro rata basis plus the value of all other benefits that he would have received during the Required Notice Period, less the actual notice given by the Company. If the Company determines not to renew Mr. Francis’s term of employment after November 2, 2020, on at least the same terms as set forth in the Employment Agreement, Mr. Francis is also entitled to receive the aforementioned Severance Payment. The Employment Agreement also includes certain customary representations, warranties, and covenants, including non-disclosure covenants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Except as described under the agreements listed above, there are no payments or other obligations of the Company to the Named Executive Officers in the event of termination or change-in-control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Co-Chief Executive Officers.

For fiscal year 2017, the median of the annual total compensation of all of our employees (other than our Co-Chief Executive Officers) was $57,000. The 2017 annual total compensation of Haim Tsuff, the Company’s Chairman, Co-Chief Executive Officer and President, as reported in the Summary Compensation Table, was $360,000. The 2017 annual total compensation of Edy Francis, the Company’s Co-Chief Executive Officer and Chief Financial Officer, as reported in the Summary Compensation Table, was $330,231. Based on this information, each of our Co-Chief Executive Officer’s 2017 annual total compensation was approximately 6 times that of the median of the 2017 annual total compensation of all of our employees (other than our Co-Chief Executive Officers).

We selected December 31, 2017 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our Co-Chief Executive Officers) for 2017. [To identify our median employee, we compared the total wage compensation for all full-time, part-time, temporary and seasonal employees, excluding our Co-Chief Executive Officers, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 as of December 31, 2017. Wages and salaries were then annualized for full-time employees that were not employed by us for the entire fiscal year. Other than the foregoing, we did not make any assumptions, adjustments, or estimates with respect to our employees’ total wage, and used this consistently applied compensation measure to identify our median employee.

We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their CEO pay ratio. Accordingly, the CEO pay ratio disclosed by other companies may not be comparable to our CEO pay ratio as disclosed above.

DIRECTOR COMPENSATION:

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2017:

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Joseph From	$3,500	$-	$-	$-	$-	$-	$3,500
Max Pridgeon	13,500	-	-	-	-	-	13,500
Asaf Yarkoni	12,000	-	-	-	-	-	12,000
Frans Sluiter	8,500	-	-	-	-	-	8,500
Nir Hasson	10,000	-	-	-	-	-	10,000

For 2017, non-employee director annual compensation remained at the levels established in previous years. Compensation for all non-employee directors consists of (i) $1,500.00 per meeting attended by a non-employee director and (ii) $500.00 per special action taken by unanimous written consent by the Board or by a Committee on which the non-employee director is a member.  The Company does not pay its employee directors for Board service in addition to such employee’s regular compensation.

RELATED PARTY TRANSACTIONS:

On May 18, 2015, Tamar Royalties LLC (“Tamar Royalties”), a newly formed, wholly-owned, special purpose subsidiary of the Company, entered into a term loan credit agreement (the “DB Facility”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), as facility agent for the lenders and as collateral agent for the secured parties, and with the lenders party thereto. The DB Facility provides for borrowings in the amount of $120,000,000 on a committed basis and is secured by, among other things, an overriding royalty interest in the Tamar Field, a natural gas field in the Mediterranean Sea, equal to 1.5375%, but is subject to increase to 2.7375% upon the Tamar project payout (the “Royalty Interest”). In connection with the DB Facility, and pursuant to a royalties sale and contribution agreement, the Company contributed the Royalty Interest to Tamar Royalties in exchange for all of the ownership units of Tamar Royalties. Pursuant to the terms of its governing documents, Tamar Royalties will be managed by N.M.A. Energy Resources Ltd., a related party of the Company, and an independent manager, Donald J. Puglisi. As consideration for its management of Tamar Royalties LLC, the Company pays twenty thousand dollars ($20,000) per month to N.M.A. Energy Resources Ltd. As noted herein, the Company owns all of the ownership interests in Tamar Royalties, subject to its management by the aforementioned parties. All overriding royalty payments received in Tamar Royalties LLC are paid by Isramco Negev 2, Limited Partnership, a company affiliated by common ownership.

On June 27, 2015, the Company used a portion of the proceeds secured from the DB Facility to repay the then-outstanding principal and interest balances of the related party debt discussed below. The final payment totaled $101,022,000, which included loan principal payments totaling $93,395,000, and interest payments totaling $7,267,000. The remaining portion of the payment equal to $360,000 repaid related party payables. As result, all such related party debt was repaid.

As noted in the Company’s 10-K filed on March 12, 2018, with regard to the payout of the Tamar Field, a disagreement between Tamar Royalties and Isramco Negev 2 Limited Partnership has emerged as to whether certain items may be included in the calculation of payout. The disagreement largely stems from the fact that the agreements governing the creation of the Tamar Royalty were formulated in the 1980s and do not have a clear and unequivocal definition as to what costs should be included in the payout calculation. The Company currently believes that the total scope of the disagreement is approximately forty five million dollars ($45,000,000). Under the terms of the agreements creating the Tamar Royalty, the dispute is subject to arbitration in Israel. The Company expects that the matter will be resolved through this arbitration process. However, the Company cannot be assured of a favorable result resulting from this arbitration process. Accordingly, the Company continues to receive royalty payments at the lower rates as if the Investment Repayment Date has not occurred.

Therefore, as a result of the dispute with Isramco Negev 2, Tamar Royalties will have a shortfall in its Royalties Receivables for the period (or part of the period) between 1st April 2018 and 1st April 2019, by which time, even if the Isramco Negev 2’s claims regarding the Investment Repayment Date are accepted, the Investment Repayment Date is expected to occur.

As a result, the Company believes Tamar Royalties required an additional $15,600,000 to cover payments under the amortization schedule of the DB Facility (the “Shortfall”), and the Company believes that curing the Shortfall was in the best interest of both the Company and Tamar Royalties. Therefore, the Company contributed the expected amount of the Shortfall, being $15,600,000, to Tamar Royalties as an additional capital contribution and such contribution was made pursuant to the terms and conditions of that certain Consent and Agreement dated February 27, 2018, between and among Tamar Royalties, as Borrower, Deutsche Bank Trust Company Americas, as Facility Agent and Collateral Agent, and the Lenders party thereto. As a result of the aforementioned contribution, together with the terms and conditions of the aforementioned consent and assignment, Tamar Royalties remains in compliance with all covenants of the DB Facility.

I.O.C. - Israel Oil Company, Ltd. (“IOC”)

On February 27, 2007, the Company obtained a loan in the principal amount of $12,000,000 from IOC, repayable at the end of five years. Interest accrues at a per annum rate of LIBOR plus 6%. Principal is due and payable in four equal annual installments, commencing on the second anniversary of the loan. Accrued interest is payable in equal annual installments. At any time the Company can make prepayments without premium or penalty. The loan is not secured.

In July 2009, the Company entered into a loan transaction with IOC, a related party, pursuant to which the Company borrowed $6 million (the “IOC Loan”). Amounts outstanding under the IOC Loan bear interest at LIBOR plus 6.0%. The IOC Loan matures in five years, with accrued interest payable annually on each anniversary date of the loan. The IOC Loan may be prepaid at any time without penalty.

Effective February 1, 2009, the loan from IOC was amended and restated to extend the payment deadlines arising on and after February 2009, by two years.

On March 3, 2011, the Company entered into a Loan Agreement with IOC pursuant to which it borrowed the sum of $11,000,000. The loan bears interest at a rate of 10% per annum and is payable in quarterly payments of interest only until March 3, 2013, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty. The loan is unsecured. During September 2011, the Company paid $4,544,000 of principal pursuant to this Loan agreement with IOC leaving outstanding principle of $6,456,000.

Subsequently, in October 2011 the agreement with IOC, pertaining to the above mentioned loan in the outstanding principal amount of $6,456,000 was renegotiated. The payoff of principal amount was extended by 6 month to September 9, 2013. Interest accrued per annum was determined on LIBOR+5.5% from initial 10%.

On March 29, 2012, the Company entered into a Loan Agreement with IOC pursuant to which it borrowed $3,500,000. The loan bears interest at a rate of Libor + 5.5% per annum and matures on March 29, 2013, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty or premium. The loan was unsecured.

On April 29, 2012, the Company entered into another Loan Agreement with IOC, pursuant to which it borrowed $10,000,000. The loan bears interest of Libor+5.5% per annum and matures on April 30, 2013, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty or premium. The loan was funded by IOC in three monthly installments starting April 2012. The loan is unsecured. The purpose of the loan was to provide funds to the Company for the payment of amounts that were due to the Lenders under the Senior Credit Facility that was paid in full June 29, 2012.

On February 13, 2013, the Company entered into another Loan Agreement with IOC, pursuant to which it borrowed $1,500,000. The loan bears interest of Libor+6% per annum and matures on February 13, 2018, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty or premium. The loan is unsecured. The purpose of the loan was to provide funds to back up a Letter of Credit.

On March 1, 2013, all of the above-mentioned Loan agreements and notes with IOC except for the $1,500,000 loan agreement entered on February 13, 2013, were amended. The terms of all these loans and notes between the Company and IOC were amended extending the maturity to December 31, 2018. In addition the payment schedule was changed on the all of the loans and notes to require accrued interest only payments December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and final interest payment December 31, 2018 with outstanding principal paid in four equal installments with the first payment December 31, 2015 and a similar payment made December 31 in each of the following three years until the final payment on December 31, 2018. The other terms of the loan agreements and notes remained unchanged. In accordance with the amendment, as of December 31, 2013 the loans are classified as long-term on our consolidated balance sheets.

As noted above, on June 27, 2015, the Company used a portion of the proceeds secured from the DB Facility to repay the then-outstanding principal and interest balances of the related party debt. Accordingly, the IOC debts have been paid in full.

Mr. Haim Tsuff, the Company's Co-Chief Executive Officer and Chairman and is a controlling shareholder of IOC.

Naphtha Israel Petroleum Corp. Ltd., (“Naphtha”)

In connection with the Company’s purchase of certain oil and gas interests mainly in New Mexico and Texas in February 2007, the Company obtained loan from Naphtha, a related party, with terms and conditions as below:

On February 27, 2007, the Company obtained a loan, in the principal amount of $11,500,000 from Naphtha, repayable at the end of seven years. Interest accrues at a per annum rate of LIBOR plus 6%. Principal is due and payable in four equal installments, commencing on the fourth anniversary of the date of the loan. Interest is payable annually upon each anniversary date of this loan. At any time the Company can make prepayments without premium or penalty. The loan is not secured. Interest is payable at the end of each loan year. Principal plus any accrued and unpaid interest are due and payable on February 27, 2014. Interest after the maturity date accrues at the per annum rate of LIBOR plus 12% until paid in full. At any time, the Company is entitled to prepay the outstanding amount of the loan without penalty or prepayment. To secure its obligations that may be incurred under the Loan Agreement, Jay Petroleum, LLC, a wholly owned subsidiary of the Company, agreed to guarantee the indebtedness. Naphtha can accelerate the loan and exercise its rights under the collateral upon the occurrence any one or more of the following events of default: (i) the Company's failure to pay any amount that may become due in connection with the loan within five (5) days of the due date (whether by extension, renewal, acceleration, maturity or otherwise) or fail to make any payment due under any hedge agreement entered into in connection with the transaction, (ii) the Company's material breach of any of the representations or warranties made in the loan agreement or security instruments or any writing furnished pursuant thereto, (iii) the Company's failure to observe any undertaking contained in transaction documents if such failure continues for 30 calendar days after notice, (iv) the Company's insolvency or liquidation or a bankruptcy event or (v) the Company's criminal indictment or conviction under any law pursuant to which such indictment or conviction can lead to a forfeiture by the Company of any of the properties securing the loan.

Effective February 1, 2009, the loan from Naphtha to the Company was amended and restated to extend all payment deadlines arising on and after February 2009, by two years.

On March 1, 2013, the terms of the existing loan and note between the Company and Naphtha was amended extending the maturity to December 31, 2018. The payment schedule was changed on the Naphtha loan and note to require interest only payments December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and the final interest payment December 31, 2018 with principal outstanding paid in four equal installments with the first payment December 31, 2015 and a similar payment made December 31 in each of the following three years until the final payment on December 31, 2018. The other terms of the loan agreement and note remained unchanged. In accordance with the amendment, as of December 31, 2013 the loan is classified as long-term on our balance sheet.

As noted above, on June 27, 2015 the Company used a portion of the proceeds secured from the DB Facility to repay the then-outstanding principal and interest balances of the related party debt. Accordingly, the Naphtha debts have been paid in full.

Mr. Haim Tsuff, the Company's Chairman, Co-Chief Executive Officer and President and is a controlling shareholder of Naphtha.

J.O.E.L. Jerusalem Oil Exploration Ltd ("JOEL")

In February and March 2008, the Company obtained loans from Jerusalem Oil Exploration, Ltd. (“JOEL”) in the aggregate principal amount of $48.9 million, repayable at the end of 4 months at an interest rate of LIBOR plus 1.25% per annum. Pursuant to a loan agreement signed in June 2009, the maturity date of this loan was extended for an additional period of seven years. Interest accrues at a per annum rate of LIBOR plus 6%. Principal and interest are due and payable in four equal annual installments, commencing on June 30, 2013. At any time, we can make prepayments without premium or penalty.

On June 30, 2013, the terms of an Amended and Restated Loan Agreement dated May 25, 2008, and note between the Company and JOEL were amended to extend the maturity date to June 30, 2017. The payment schedule of the loan agreement and note was amended to require principal and accrued interest to be paid in three (3) installments in the amounts reflected in Promissory Note due on June 30th of each year commencing June 30, 2015. The other terms of the loan agreement and note remained unchanged. In accordance with the amendment, as of December 31, 2013, the loans are classified as long-term on our consolidated balance sheets.

Mr. Haim Tsuff, the Company's Chairman, Co-Chief Executive Officer and President, is a controlling shareholder of JOEL.

As noted above, on June 27, 2015 the Company used a portion of the proceeds secured from the DB Facility to repay the then-outstanding principal and interest balances of the related party debt. Accordingly, the JOEL debts have been paid in full.

Mr. Haim Tsuff, the Company’s Chairman, Co-Chief Executive Officer and President may be deemed to have an interest in the entire amount of all of the loans set forth above due to his controlling interest in the lenders described above.

Reimbursements Related to Litigation Involving Officers, Directors and Affiliates

On or about September 21, 2011, the Company’s former Vice President and General Counsel, Dennis Holifield resigned. Mr. Holifield had been hired in March 2011. On or about October 12, 2011, Mr. Holifield submitted a “Summary Report” to the SEC (the “Summary Report”), in which Mr. Holifield made numerous factual allegations regarding Haim Tsuff, the Company’s Chairman, Co-Chief Executive Officer, and President; Edy Francis, the Company’s Chief Financial Officer; Amir Sanker, the Company’s Asset Manager; and other Company personnel. In the Summary Report, Mr. Holifield characterized the alleged conduct as illegal or criminal. On November 3, 2011, the Company’s Board of Directors constituted a committee of independent directors consisting of Max Pridgeon and Asaf Yarkoni, referred to as the Special Investigative Committee of the Board of Directors (“SIC”) which was directed to investigate all of the Holifield allegations and report back to the full board and make any recommendations, if any, for corrective action. On January 7, 2013, SIC made their final report to the Board of Directors of the conclusions and results of the fourteen-month investigation into the allegations made by Mr. Holifield. The SIC determined that Mr. Holifield’s allegations were not supported by any available documentary evidence or by any statements made by former or current Isramco, Inc., directors, management, or employees interviewed by the SIC or its counsel. The SIC also determined that the Company had not engaged in wrongdoing of any sort including any unlawful or unethical business practices, any lapses in financial controls, or any governance issues that require redress or reform.

On September 10, 2013, the Company filed suit against Mr. Holifield in Cause No. 201352927 of the 270th Judicial District Court of Harris County, Texas, to collect damages estimated in the amount of $1,000,000.00 owing to the Company by virtue of Mr. Holifield’s actions, which are alleged in the suit to include, but are not limited to, negligence, negligence per se, gross negligence, and breach of fiduciary duty owed to the Company. In response, in December 2013, Mr. Holifield filed a pro se answer which included counterclaims and a summary judgment motion. In his counterclaims. Mr. Holifield sought to recover from the Company the following damages, inter alia: (i) over $2,000,000 for loss of income and failure to secure gainful employment arising from his constructive discharge or termination by the Company; (ii) over $2,000,000 for loss of earnings due to his alleged inability to obtain gainful employment by virtue of the damage caused to his professional reputation by alleged willful and deliberate acts of Haim Tsuff, Edy Francis, and Amir Sanker, (iii) over $2,000,000 due to the intentional infliction of emotional distress to Mr. Holifield; (iv) an amount estimated at $5,000,000 arising from Mr. Holifield’s claim that the Company violated the Racketeer Influenced Corrupt Organizations Act, by engaging in racketeering and conspiracy; (v) over $5,000,000 arising from the Company’s alleged fraudulent misrepresentation regarding the Company’s purpose in hiring Mr. Holifield and (vi) other relief. The Company believes Mr. Holifield’s counter claims have no merit.

Pursuant to a settlement between the Company and Mr. Holifield, the parties agreed to release and dismiss all claims against the other in the above litigation, and to file a Joint Notice of Nonsuit with Prejudice with the Court (the “Joint Notice”). On October 30, 2017, in response to the Joint Notice, the Court entered an order dismissing all claims between the parties with prejudice. Accordingly, the lawsuit between the Company and its former general counsel, Dennis Holifield, has settled. After Mr. Holifield reviewed the evidence, he came to the conclusion that there is no basis for his accusations against the Company, its directors, its officers, and its employees. Mr. Holifield regrets any harm caused to the Company, Haim Tsuff, Edy Francis, and Amir Sanker.

EQUITY COMPENSATION PLAN INFORMATION

On December 30, 2011, the Company’s shareholders approved the 2011 Stock Incentive Plan the (“2011 Plan”).  The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the 2011 Plan (or with respect to which awards may be granted) is 200,000 shares.

Independent members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates, are eligible to receive awards under the 2011 Plan. The selection of participants is within the sole discretion of the Compensation Committee.

Our Compensation Committee may grant nonqualified stock options to purchase shares of our Common Stock to any eligible participant and incentive stock options to purchase shares of our Common Stock only to eligible employees. The Compensation Committee determines the number of shares of our Common Stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10.0% shareholder, the exercise price, the vesting schedule, if any, and the other material terms of each option.  The Compensation Committee may also award shares of restricted stock and subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units, and deferred stock units under the 2011 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares.

The Company has not issued any awards under its 2011 Plan.

The following table sets forth information as of December 31, 2017 with respect to the Company's equity compensation plan that has been approved by its shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)-(c)
Equity compensation plan approved by security holders	--	--	200,000
Equity compensation plans not approved by security holders	--	--	--
Total	--	--	200,000

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company’s Common Stock (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's Common Stock with the SEC.  These officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

Based solely on review of the copies of such forms received by the Company with respect to 2016, the Company believes that all of the filing obligations of officers, directors and 10% shareholders under Section 16(a) during 2016 have been fulfilled.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six (6) members. The six persons named below, who are each currently serving as directors, have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

NAME	AGE	POSITION
Haim Tsuff	60	Chairman of the Board, Co-Chief Executive Officer, President, and Director

Joseph From	64	Director

Max Pridgeon	50	Director

Nir Hasson	41	Director

Frans Sluiter	51	Director

Asaf Yarkoni	42	Director

The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors.

Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer and President since May 1996 (Co-Chief Executive Officer since November 2017). Mr. Tsuff was also appointed President in 2012. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital, J.O.E.L., Naphtha Petroleum, and Naphtha Holdings) and may be deemed to control the Company. Mr. Tsuff brings to our Board significant experience in international business, including the energy industry and finance.

Joseph From was appointed to the Company’s Board of Directors in June 2010. Mr. From is employed as a drilling manager at Star Energy, a UK based energy company with a primary focus on gas storage development and the UK’s second largest onshore oil producer, a position that he has held since June 2007. Prior to joining Star Energy, from August 1998 to April 2007, Mr. From served as General Manager at Equital, an affiliate of the Company, where he was in charge of oil and gas activities and operations, including drilling and production and economic evaluation of oil and gas projects. From 1997 through 1998, he served as Chief Engineer (Oil and Gas division) at the Company where he oversaw drilling on onshore wells in Israel. Mr. From’s petroleum industry background and experience provides the Board with the experience and breadth needed to consider the options that are available in determining drilling/exploration issues.

Max Pridgeon has been a director of the Company since April 2001. Since January of 2016, Mr. Pridgeon operates a business focused on the international trading of antiques. From December 2002 to January 2016, Mr. Pridgeon served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings. Mr. Pridgeon’s experience in managing and overseeing a diversified business practice equip him with the skill set needed by our Board.

Nir Hasson was appointed to the board in August 2014. Mr. Hasson has more than 12 years of leadership and business experience mainly in the technology sector. Mr. Hasson is assuming a business development position at Akamai since 2015. Prior to Akamai, Mr. Hasson served as Director of Enterprise Sales at TrapX Security, a cyber security startup that provides protection against advanced threats. Before that, Mr. Hasson was employed by Jungo LTD, a company that was acquired by Cisco Systems in 2013, and Jungo Connectivity LTD, a spinoff coming from Jungo LTD’s acquisition, in the positions of Director of Business Development from 2013 to 2014 and World Wide Sales Manager from 2010 to 2013. Prior to joining Jungo LTD, Mr. Hasson was employed by Check Point Software Technologies LTD, in the positions of Project Manager from 2007 to 2008, Team Leader from 2006 to 2007 and VoIP Security Engineer from 2005 to 2006. Mr. Hasson was also employed by Intel Corp as a Software Engineer between 2002 and 2004. Mr. Hasson’s experience in business development, entrepreneurship, and cyber security provide the Board with the experience and skill set needed by our Board.

Frans Sluiter was elected to the board in 2011. Mr. Sluiter is a Managing Partner with Gartner where he focuses on Energy clients, helping them shape solutions and bringing expertise to solve critical business issues. Prior to joining Gartner, Mr. Sluiter served as technology account lead for some of Accenture’s largest Oil and Gas clients, focused on increasing operational productivity through business transformation and solution integration. From 2003 to 2006, he served at Intelligroup, from 2004 onwards as Senior Vice President responsible for business development and project delivery for onsite and offshore SAP services. Throughout his career, Mr. Sluiter has acquired extensive experience working with clients in a variety of industries, including Oil and Gas. His broad corporate experience and connections in the industry add to the value he brings to our Board.

Asaf Yarkoni was appointed to the Company’s Board of Directors in December 2011.  Mr. Yarkoni is employed as the Chief Executive Officer of Direct Capital investments, a company traded on the Tel Aviv Stock Exchange, and as the Chief Financial Officer of StorOne, a start-up company involved in Storage solutions. Mr. Yarkoni is a certified public accountant with over four years of experience with a “Big Four” accounting firm and, prior to his employment at StorOne he served as the Integration and Business Development Manager at IBM and was the Chief Financial Officer of Storwize, a start-up company involved in the provision of data compression services that was acquired by IBM in 2010. Mr. Yarkoni has experience in public accounting and is familiar with the reporting requirements applicable to public companies, both in Israel and in the United States. Mr. Yarkoni brings significant financial and accounting knowledge and expertise to the Corporation and qualifies to serve as an “audit committee financial expert” under the rules of the SEC. Mr. Yarkoni’s experience as a certified public accountant was instrumental in his appointment to stand for election to our Board and is expected to provide our Board with a critical accounting perspective.

INFORMATION RELATING TO EXECUTIVE OFFICERS

The following individuals are not directors or director nominees, but served as executive officers of the Company or its subsidiaries during 2017.

NAME	AGE	POSITION
Edy Francis	41	Co-Chief Executive Officer and Chief Financial Officer

Zeev Koltovskoy	42	Chief Accounting Officer

Anthony James	40	General Counsel and Corporate Secretary

The following describes at least the last five years of business experience of the above named executive officers.

Edy Francis was appointed Co-Chief Executive Officer in November 2017 and has served as Chief Financial Officer since August 2007. From December 2003 through August 2007, Mr. Francis was affiliated with the Tel Aviv based office of Brightman Almagor & Co., Certified Public Accountants and a member firm of Deloitte Touche Tohmatsu where his areas of practice included auditing publicly traded companies, auditing internal controls, and preparing tax assessments.

Zeev Koltovskoy was appointed Chief Accounting Officer in December 2012 after serving as the Company’s Director of Finance.  Prior to joining the Company, Mr. Koltovskoy served as Director of Finance for Israel Oil Company Ltd., an Israeli based affiliate, from June 2010 through August 2012.  Prior to this, Mr. Koltovskoy worked for Allot Communications Ltd. as Assistant Controller and Compliance Manager from July 2009 through June 2010.  From November 2005 through July 2009, Mr. Koltovskoy was employed at Deloitte Brightman Almagor & Company, certified public accountants, where he served in several positions including Audit Manager (August 2008 – July 2009).

Anthony James joined the Company in May 2013 and was appointed Secretary of the Company in August 2013.  Prior to joining the Company, Mr. James was employed at the law firm of Streit, Peterson, Hall & Keeney LLP in Houston, Texas as a partner (2013) and a participating associate (2010 to 2013).  Prior to this, Mr. James was a solo practitioner from 2007 to 2010 where his practice focused on oil and gas related matters.  Mr. James is board certified in Oil, Gas & Mineral Law by the Texas Board of Legal Specialization.

All officers serve at the pleasure of the Board, subject to certain employment and consulting agreements as described more fully above in “Employment/Consulting Agreements”. There are no family relationships between any of the above directors or officers, and there is no arrangement or understanding between any of the above directors and any other person pursuant to which he was selected as a director or officer.

INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE AND MEETINGS

During the fiscal year ended December 31, 2017, the Board met or acted by unanimous written consent on two occasions. The Board does not have a formal policy with respect to Board members’ attendance at annual shareholder meetings, though it encourages directors to attend such meetings.  No director attended the Company’s 2017 Annual Meeting of Shareholders.

The Board of Directors reviewed the independence of each of the Company's directors on the basis of the standards adopted by NASDAQ During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the NASDAQ rules. As a result of this review, the Board of Directors affirmatively determined that each of the Company's directors, other than Haim Tsuff, are “independent directors” within the meaning of the NASDAQ rules.

BOARD LEADERSHIP STRUCTURE

Mr. Tsuff has served as Chairman, Co-Chief Executive Officer, and President of the Company since 1996.  The Board of Directors believes that its current leadership structure, in which the positions of Chairman and Co-Chief Executive Officer are held by Mr. Tsuff, is appropriate at this time and provides the most efficient and effective leadership for Isramco.  Combining the Chairman and Co-Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  The Company believes that any risks inherent in that structure are balanced by the oversight of our Board of Directors, a majority of which is comprised by independent directors, including the Company’s Lead Independent Director, Max Pridgeon.  Given Mr. Tsuff’s past performance in the roles of Chairman and Co-Chief Executive Officer, at this time the Board believes that combining these positions will continue to provide the appropriate and most effective leadership structure for the Company and does not impair the Board’s ability to continue to practice good corporate governance.

 As noted above, the Board has appointed Max Pridgeon as its Lead Independent Director. The Lead Independent Director chairs the executive sessions of the Board and is the principle liaison between the independent directors and Co-Chief Executive Officers.  The Lead Independent Director is also responsible for and required to participate in timing and agenda for Board and Committee meetings, requesting for and providing information to the independent directors, receiving reports from the Nominating and Governance Committee, and evaluating, along with the Compensation Committee and the Board, the performance of the Co-Chief Executive Officers.

As a result, the Company believes that the Lead Independent Director, along with the other independent directors of the Board, provides significant and appropriate oversight to all activities of the Company and the Board. Further, the Board believes that Mr. Tsuff’s significant holdings in the Company is sufficient motivation to minimize excessive risk taking and aligns his interest in the best interest of the shareholders. Additionally, the Conflict Committee, which is comprised solely of independent directors, was specifically created to review all transactions among the Company and all related parties, including any affiliates of Mr. Tsuff.

The Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairperson of the board, might be appropriate. As a result, the Board reviews the Company’s Board leadership structure annually.

GOVERNANCE, BOARD OF DIRECTORS AND BOARD COMMITTEE CHANGES

In 2017, the Board of Directors had four standing committees: the Audit Committee; the Compensation Committee; the Conflict Committee; and the Nominating and Corporate Governance Committee.

BOARD OF DIRECTORS

The Board of Directors has established guidelines requiring a majority of directors to be independent, as determined in accordance with the bylaws of the Company and applicable rules of the NASDAQ.  Under such standards, the Board has determined that five of the six directors of the Company (Messrs. From, Pridgeon, Hasson, Sluiter and Yarkoni) are independent directors.  Each of these five directors has also certified their belief that they meet such independence standards and all of the Company’s directors have certified that that they will annually attend at least one Board meeting in person unless specifically excused by the Company’s Chairman. Directors may only serve on a maximum of two other boards of directors of public companies.

THE LEAD INDEPENDENT DIRECTOR

In 2012, the Board first elected a “Lead Independent Director,” as such term is defined in the Company’s bylaws and Nominating and Corporate Governance Committee Charter.  In 2017, Max Pridgeon was elected to this position.  The Lead Independent Director chairs the executive sessions of the Board and is the principle liaison between the independent directors and Co-Chief Executive Officers.  The Lead Independent Director also is responsible for or required to participate in timing and agenda for Board and Committee meetings, requesting for and providing information to the independent directors, receiving reports from the Nominating and Governance Committee and evaluating, along with the Compensation Committee and the Board, the performance of the Co-Chief Executive Officers.

AUDIT COMMITTEE

The members of the Audit Committee are Max Pridgeon, Frans Sluiter, Asaf Yarkoni, and Nir Hasson, all being independent directors of the Company.  The Board of Directors has determined that Mr. Pridgeon, Mr. Sluiter, Mr. Hasson and Mr. Yarkoni met the independence criteria set out in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.  The Board determined that Mr. Yarkoni qualifies as an independent director and an audit committee financial expert. The Audit Committee met five times in 2017. The Audit Committee has a charter.

Mr. Yarkoni serves as the Company’s “audit committee financial expert” under the rules of the SEC. The Board has determined that Mr. Yarkoni is an independent director as defined in the NASDAQ Marketplace Rules.

In 2012, the Board adopted a new charter governing the duties and responsibilities of the Audit Committee, a copy of which is available at our corporate governance webpage at http://www.isramcousa.com/corporate.  The Audit Committee’s primary duties and responsibilities are to:

●
Monitor and review the accuracy and fairness of the Corporation’s financial reports and monitor and ensure the adequacy of the Corporation’s systems of internal controls regarding finance, accounting, and legal compliance.

●
Monitor the independence and performance of the Corporation’s independent auditors.

●
Provide an avenue of communication between the independent auditors, management, accountants, and the Board of Directors.

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities and has direct access to the independent auditors as well as the Company’s employees.  The Audit Committee also has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The current members of the Nominating and Corporate Governance Committee are Max Pridgeon, Joseph From, and Haim Tsuff.  Asaf Yarkoni resigned his position on the Compensation Committee in November 2017 when he became a member of the Compensation Committee. The Nominating and Corporate Governance Committee met twice in 2017.   The Nominating and Corporate Governance Committee has a charter, a copy of which is available at our corporate governance webpage at http://www.isramcousa.com/corporate.  By reason of Mr. Tsuff’s service on the Nominating Committee, all of the members of the Nominating Committee were not independent directors within the meaning of the NASDAQ Marketplace Rules. However, Rule 5615 of the NASDAQ Marketplace Rules allows a “Controlled Company” to have a nominating committee that does not consist solely of independent directors. The Company believes that it was a “Controlled Company” in 2017 and continues to be a “Controlled Company” within the meaning of the NASDAQ Marketplace Rules, since, at all times during 2017, a majority of the Company’s shares are controlled by Haim Tsuff, the Company’s Chairman, Co-Chief Executive Officer and President. As a result, the Company maintains its Nominating and Corporate Governance Committee, which does not consist solely of independent directors, in reliance upon NASDAQ Marketplace Rule 5615.

The Nominating and Corporate Governance Committee considers many factors when evaluating candidates for the nomination to the Board, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Important factors considered as part of the Nominating and Corporate Governance Committee's evaluation include (without limitation): (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to high ethical standards, (iii) relevant knowledge and diversity of Board members’ background and experience, (iv) whether the candidate has the time required for preparation, participation, and attendance at meetings and (v) requirements relating to Board and Board committee composition under applicable law and NASDAQ listing standards. Depending upon the Company's then-current needs, certain factors may be weighed more or less heavily than others. In considering candidates for the Board, the Nominating and Corporate Governance Committee will consider the entirety of each candidate's credentials, and does not have any specific minimum qualifications that must be met. However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity and sufficient time to devote to Company matters.

In addition to considering candidates proposed by officers or other directors of the Company as candidates for nomination as a director, the Nominating and Corporate Governance Committee considers persons recommended by shareholders.  In evaluating candidates proposed by shareholders, the Nominating Committee uses the same selection criteria as it uses to evaluate other potential nominees. Recommendations should be submitted by shareholders to the Secretary of the Company. Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. shareholders who wish to nominate a person for election to the Board themselves, rather than recommending a candidate to the Nominating and Corporate Governance Committee for potential nomination by the Board of Directors, must comply with applicable law. For additional information, see “Shareholder Proposals” below.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Nominating and Corporate Governance believe that it is essential that Board members represent diverse business backgrounds and experience. A background in or experience with the oil & gas industry is desirable, but not a precondition to nomination.  In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.  We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

In addition, the Nominating and Governance Committee reviews the advisability of a director’s continued service on the Board when the director’s principal occupation or business association changes, or when circumstances arise which may raise questions about the director’s continuing qualifications in relation to the Board membership criteria referred to above. In addition, the Nominating and Corporate Governance Committee: (i) reviews the resignation of any director, (ii) reviews the Board’s committee structure and recommends to the Board the appointment of committee members and chairs, (iii) defines and articulates the Company’s overall corporate governance structures, including the development and recommendation to the Board of the Company’s Corporate Governance Guidelines, (iv) reviews the Company’s Corporate Governance Guidelines periodically, and recommends changes as necessary to reflect sound governance practices, and (v) reviews the Company’s positions and practices on significant issues of corporate public responsibility, such as protection of the environment and philanthropic contributions.

CONFLICT COMMITTEE

The Conflict Committee consists of Asaf Yarkoni and Max Pridgeon, two independent directors.  Although the Conflict Committee does not have a written charter, its duties are identified and reflected in Company’s bylaws.  Before any transaction between the Company and any officer or director of the Company, or between the Company and any entity controlled by or affiliated with an officer or director, may be approved and entered into by the Company, such transaction must first be submitted for approval by the Conflict Committee.  The Conflict Committee has, except as may be otherwise specified by the Board by unanimous written consent, all the power and authority of the Board of Directors in connection with approving and authorizing proposed transactions between the Company and any officer or director or entity controlled by or affiliated with any officer or director.  In that role, the Conflict Committee has reviewed and approved sales of Company Common Stock to related parties, as well as all affiliated financing arrangements (see “Related Party Transactions” above) with related parties. The Conflict Committee met or acted by unanimous once in 2017, and there have been no related party transactions in 2017 which were not reviewed by the Conflict Committee.

The Company has written guidelines through which the Conflict Committee reviews related party transactions. Under our guidelines, a related person is a director, executive officer, director nominee, or beneficial owner of more than 5% of the Company’s Common Stock or any immediate family member of one of the foregoing persons. A related party transaction is any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company (and/or any of its subsidiaries) is a party and in which the related person has or will have a direct or indirect material interest. In determining whether a direct or indirect interest is material, the significance of the information to the Company and its investors in light of all circumstances is considered. The importance of the interest to the person having the interest, the relationship of the parties to the transaction with each other, and the amount involved are among the factors considered in determining the significance of the information to investors

COMPENSATION COMMITTEE

The current members of the Compensation Committee are Frans Sluiter, Nir Hasson, and Asaf Yarkoni, all of whom are independent directors.  Joseph From resigned his position on the Compensation Committee in November 2017 when he became a member of the Nominating and Corporate Governance Committee. The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers, including the Company’s Named Executed Officers.  The Compensation Committee met once in 2017. The Compensation Committee has a charter, a copy of which is available at our corporate governance webpage at http://www.isramcousa.com/corporate.

The Compensation Committee sets compensation policy and administers the Company’s compensation programs for the purpose of attracting and retaining skilled executives who will promote the Company’s business goals and build shareholder value. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company’s Named Executive Officers, including stock compensation and bonuses.

The Compensation Committee also reviews and recommends to the Board for approval compensation arrangements for the Company’s other executive officers, key employees and non-employee directors. The Compensation Committee recommends all compensation awards (including incentive compensation awards), which are then subject to Board review and approval.  The Co-Chief Executive Officer and President recommends to the Compensation Committee the goals, objectives and compensation for all executive officers (including the Named Executive Officers) and key employees, except himself, and responds to requests for information from the Compensation Committee. Our Co-Chief Executive Officers have no role in approving their own compensation. The Compensation Committee periodically reviews and recommends the compensation of non-employee directors. The Compensation Committee does not delegate its authority and has the sole responsibility of retaining outside counsel or other consultants for the purpose of executing its mandate.

TRADING COMPLIANCE CONTROL COMMITTEE

The Board of Directors has a committee consisting of Edy Francis, the Company’s Co-Chief Executive Officer and Chief Financial Officer, and Anthony James, the Company’s General Counsel and Secretary, both of whom are Named Executive Officers, as responsible for ensuring compliance with the Company’s stock trading and market communication policy.  The Trading Compliance Control Committee is not a committee of the Board, but instead provides a monitoring and reporting function to the Board.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of its employees. A copy of the Code of Conduct was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2005. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board does not have a formal process for shareholders or interested parties to send communications to the Board. Due to the infrequency of shareholder or interested party communications to the Board, the Board does not believe that a formal process is necessary.  However, shareholders of the Company are encouraged to communicate directly with the members of the Board. Shareholders interested in communicating their concerns or issues to the independent directors may address correspondence to a particular director, or to the independent directors generally in care of the Chairman, Co-Chief Executive Officer, and President of the Company, Mr. Haim Tsuff.  Mr. Tsuff will forward all communications received to the appropriate director and/or Committee Chairman.  If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD’S ROLE IN RISK OVERSIGHT

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management.  Senior officers attend meetings of the Board, provide presentations on operations, and are available to address any questions or concerns raised by the Board, its committees, or any individual director.  Additionally, our Board committees are charged with assisting the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee coordinates the Board’s oversight function of the Company’s internal control over financial reporting, disclosure controls, and procedures and Code of Conduct.  Management regularly reports to the Audit Committee on these areas.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporate this report by reference.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2017.  These financial statements include the consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2016 and the notes thereto.

REVIEW WITH MANAGEMENT.  The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS.  The Audit Committee has discussed with Malone Bailey, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended, that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.  The Audit Committee has also received disclosures and the letter from Malone Bailey, LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with M&B its independence from the Company.

CONCLUSION.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

AUDIT COMMITTEE

MAX PRIDGEON

ASAF YARKONI

NIR HASSON

FRANS SLUITER

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF MALONE BAILEY, LLP

AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2018

The Audit Committee has selected Malone Bailey, LLP (“M&B”) as the Company's independent public accounting firm for the year ending December 31, 2018. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting.

It is anticipated that a member of M&B will be available at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the shareholders do not ratify the selection of M&B as the Company's independent public accounting firm for the year ending December 31, 2018, the Audit Committee will reconsider the appointment. However, even if the shareholders do ratify the selection, the Audit Committee may still appoint a new independent public accounting firm at any time during the year if it believes that such a change would be in the best interests of Company and its shareholders.

AUDIT FEES

The following table presents fees for professional audit services rendered by M&B for the audit of the Company's annual financial statements for fiscal years 2017 and 2016 and fees billed for other services rendered during 2016 and 2015.

	Fiscal 2017	Fiscal 2016
Type of Service/Fee

Audit Fees (1)	$--	$242,250

Audit Related Fees (2)	$--	$--

Tax Fees (3)	$--	$--

All Other Fees	$--	$--

(1)
Audit Fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)
Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements.  This category includes fees related to consultation regarding generally accepted accounting principles.

(3)
Tax Fees consist of fees for tax compliance, tax advice and tax planning.  The fee includes the preparation of the Company’s income tax returns, franchise tax reports, and other tax filings.

The Audit Committee reviewed the non-audit services rendered for fiscal year 2017 and fiscal year 2016 as set forth in the above table and concluded that such services were compatible with maintaining the public accounting firm's independence.  The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent public accounting firm is permitted to perform for Company under applicable federal securities regulations.  As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee.  Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.  None of the fees paid to the independent public accounting firm under the categories Audit-Related Fees, Tax, and All Other Fees described above were approved by the Audit Committee after services were rendered, pursuant to the de minimis exception established by the SEC.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENT OF MALONE BAILEY, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

 OTHER MATTERS

Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, for a shareholder proposal to be included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, including with respect to a proposal to nominate a director, it must be received by the Company at its principal executive offices for inclusion in the Company's proxy statement for such meeting by December 29, 2018. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. The Board will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2019 Proxy Statement.

Shareholder proposals not to be included in the Company’s Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders must be made in accordance with the bylaws of the Company, and received by the Company at its principal executive offices between December 29, 2018 and January 28, 2019.

The Company has not received any shareholder proposals for director or any other matter for inclusion in this Proxy Statement for the 2018 Annual Meeting of Shareholders.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Tsuff

Chairman of the Board

Chief Executive Officer

President

0

ISRAMCO, INC.

1001 West Loop South, Suite 750
Houston, Texas 77027

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 22, 2018

The undersigned hereby appoints Haim Tsuff and Edy Francis as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Isramco, Inc held of record by the undersigned on May 1, 2018, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1001 West Loop South, Suite 750 Houston, TX 77027, on June 22, 2018, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

ISRAMCO, INC.

June 22, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/03348

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630000000000001000 5 062218

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ JOSEPH FROM
- ○ MAX PRIDGEON
- ○ NIR HASSON
- ○ HAIM TSUFF
- ○ FRANS SLUITER
- ○ ASAF YARKONI

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. The ratification of Malone Bailey, LLP as the independent public accounting firm for the fiscal year ending December 31, 2018	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2017 Annual Report to Shareholders

Mark here if you plan to attend the Annual Meeting ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ISRAMCO, INC.

June 22, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/03348

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630000000000001000 5 062218

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

- ☐ **FOR ALL NOMINEES**
- ☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**
- ☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ JOSEPH FROM
- ○ MAX PRIDGEON
- ○ NIR HASSON
- ○ HAIM TSUFF
- ○ FRANS SLUITER
- ○ ASAF YARKONI

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. The ratification of Malone Bailey, LLP as the independent public accounting firm for the fiscal year ending December 31, 2018	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2017 Annual Report to Shareholders

Mark here if you plan to attend the Annual Meeting ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.